SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  September 30, 1999



                              PP&L RESOURCES, INC.
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            (Exact Name of Registrant as Specified in Its Charter)


    Pennsylvania                     1-11459                  23-2758192
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   (State or other                (Commission                (IRS Employer
   jurisdiction of                File Number)             Identification No.)
    incorporation)


         Two North Ninth Street, Allentown, Pennsylvania 18101-1179
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                  (Address of principal executive offices)


    Registrant's Telephone Number, including Area Code:  (610) 774-5151
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      (Former name or former address, if changed since last report.)


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             Item 5.   OTHER EVENTS
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                  The following text is from a recent company news
             release relating to South Western Electricity plc's sale of its electric supply business:

             PP&L Resources Subsidiary Closes Transaction to Sell U.K.
             ---------------------------------------------------------
             Supply Business
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                  South Western Electricity plc, known as SWEB, an
             affiliate of PP&L Global, Inc. and Southern Energy, Inc., today (9/30) announced settlement on the sale of its electricity supply business to London Electricity for 160 million pounds (about $264 million, based on current exchange rates). PP&L Global is a subsidiary of PP&L Resources, Inc. (NYSE: PPL).

                  PP&L Resources expects to record an after-tax gain from
             the sale of about $40 million, said John R. Biggar, the company's senior vice president and chief financial officer. Biggar said the gain will be recorded in the fourth quarter of 1999 because of a one-month lag in recording the results from international affiliates.

                  In the deregulated U.K. electricity market, a supply
             business purchases wholesale electricity and then sells it to retail customers in the competitive marketplace. The supply business represents only about 15 percent of SWEB's annual earnings. In the future, SWEB will focus on its extensive power distribution network in southwest England. It currently transports and delivers electricity to 1.4 million customers. PP&L Global and Southern Energy will continue joint ownership of the electric delivery business, which will be renamed Western Power Distribution (WPD). "WPD looks forward to serving its many customers for years to come," said Paul Champagne, PP&L Global's president.

                  The U.K.'s Office of Gas and Electricity Markets
             (Ofgem) is expected to announce in mid-November final rate reductions for the regional electric companies in the United Kingdom, including WPD. In anticipation of this Ofgem action, PP&L Resources is evaluating the carrying value of its investment in WPD. The amount of any possible write-down cannot be determined until Ofgem issues its final rate reductions for WPD, but such a write-down could be material.

                   Southern Energy is a unit of Southern Company, which
             also is the parent company of Alabama Power, Georgia Power, Gulf Power, Mississippi Power and Savannah Electric.

                  PP&L Resources, Inc. is a Fortune 500 company based in
             Allentown, Pa. The PP&L Resources family of companies includes PP&L, Inc., which delivers electricity to 1.3 million customers in eastern and central Pennsylvania, generates electricity, and markets wholesale energy in the United States and in Canada; PP&L EnergyPlus Co., LLC, which sells competitively priced energy and energy services to newly deregulated markets; PP&L Global, Inc., which develops electric generation throughout the United States and around the world and has ownership interests in United Kingdom and Latin American companies that distribute electricity to 2 million customers; Penn Fuel Gas, Inc., which sells and distributes natural gas and propane in Pennsylvania and Maryland; and PP&L Spectrum, Inc., Burns Mechanical, Inc., H.T. Lyons, Inc., McCarl's Inc., McClure Company and Western Mass. Holdings, Inc., which provide energy-management and mechanical contracting and engineering services to businesses.

                  Certain statements which are contained in this news release are "forward-looking statements" within the meaning of the federal securities laws. Although PP&L Resources believes that the expectations reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. Such forward-looking statements should be considered in conjunction with PP&L Resources' documents on file with the Securities and Exchange Commission.



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                                  SIGNATURES
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                  Pursuant to the requirements of the Securities Exchange
             Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PP&L Resources, Inc.



             Date: September 30, 1999      By: /s/ Joseph J. McCabe
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                                               Joseph J. McCabe
                                               Vice President and Controller